Exhibit 10.33
AMENDMENT
EQUITY LIFESTYLE PROPERTIES, INC.
(formerly known as Manufactured Home Communities, Inc.)
NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
     WHEREAS, Equity LifeStyle Properties, Inc., a Maryland corporation (the “Company”), maintains the Manufactured Home Communities, Inc. Non-Qualified Employee Stock Purchase Plan (as presently known) (the “Plan”); and
     WHEREAS, the Company’s Board of Directors (the “Board”) wishes to make certain changes to the Plan to reflect certain changes in the tax laws, and to make certain conforming and other miscellaneous changes to the Plan, having determined such changes to be in the best interests of the Company; and
     WHEREAS, Section 12 of the Plan permits the Board to amend the Plan, and the Board has authorized this Amendment;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. Effective as of November 17, 2004, Section 2.10 of the Plan is amended in its entirety to read as follows:
The term “ELS” shall mean Equity LifeStyle Properties, Inc., a Maryland corporation, and any successor to ELS.
     2. Effective as of November 17, 2004, the Plan is amended to substitute “ELS” for “MHC” wherever the latter appears therein, and otherwise as necessary or appropriate to conform the Plan to reflect the Company’s change in name from Manufactured Home Communities, Inc. to Equity LifeStyle Properties, Inc.
     3. Effective as of April 4, 2005, a new Exhibit A is added to the Plan, to read as follows:
EXHIBIT A
Temporary “Section 409A” Provisions; Certain SERP Provisions
I. In 2004, a new Section 409A was added to the Internal Revenue Code of 1986, as amended (the “Code”). In light of Section 409A, the Supplemental Retirement Savings Plan (as amended and restated effective June 1, 2003) (the “SERP”) was terminated as of December 1, 2005 (the “Termination Date”). The purpose of this Exhibit A, which is hereby incorporated into and made a part of the Plan, is to set forth certain provisions that apply for purposes of the Plan from April 4, 2005 through May 3, 2006 and otherwise to conform the Plan to reflect the termination of the SERP.
II. Effective from April 4, 2005 through May 3, 2006 (the “Transition Period”), notwithstanding any other provision of the Plan to the contrary, the Plan shall be administered and operated in accordance with (i) that certain Memorandum to all ELS directors dated April 5, 2005, from Terry M. Termini, Director of Payroll & Benefits, regarding changes affecting the Plan; (ii) that certain Memorandum from Mr. Termini to employees eligible for the Plan dated April 4, 2005, regarding changes affecting the Plan; (iii) that certain Memorandum from Mr. Termini to employees eligible for the SERP dated April 5, 2005, regarding changes affecting the Plan; and (iv) that certain Plan Enrollment Form stating that the Benefits Department must receive the completed form by December 17, 2005. The provisions of the foregoing, to the extent affecting such administration and operation, are hereby incorporated herein, for the Transition Period, as though set forth in full.

III. Effective during and through the Transition Period, in addition to the foregoing, (i) (A) dispositions under Section 9(b) of the Plan shall be made only on account of an “Unforeseeable Emergency”, rather than on account of “a serious financial need for the proceeds of the sale of such Stock” as otherwise provided therein, and (B) for these purposes, an “Unforeseeable Emergency” shall have the meaning prescribed in Section 409A(a)(2)(B)(ii) of the Code, and (ii) the Board may only terminate the Plan pursuant to Section 12 of the Plan effective upon the end of a Purchase Period, unless otherwise required by applicable law.
IV. As of the Termination Date, (i) the provisions of Section 5(a) of the Plan relating to the SERP shall cease to apply, and (ii) all of the provisions of the Plan (but not those contained in this Exhibit A) relating to the SERP are otherwise deleted in their entirety.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment as conclusive evidence of its adoption, as of the 3rd day of May, 2006.

EQUITY LIFESTYLE PROPERTIES, INC.
By:
Ellen Kelleher
Executive Vice President, General Counsel and Secretary

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